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                              CARR-GOTTSTEIN FOODS CO.

                                 1998 SEVERANCE PLAN

                                      ARTICLE 1


                                       PURPOSE

     The purpose of this Plan is to provide severance bonuses to certain employees of Carr-Gottstein Foods Co. (the "Company") whose employment with the Company is terminated by reason of the acquisition of the Company described in that certain Merger Agreement, dated as of August 6, 1998, among the Company, Safeway Inc. and ACG Merger Sub, Inc. (the "Acquisition"), as described more fully herein. This instrument shall serve as both a plan description and summary plan description for purposes of Title I of ERISA.

                                      ARTICLE 2

                                    EFFECTIVE DATE

     All of the Company's policies and practices regarding severance, or similar payments upon employment termination, with respect to Eligible Employees are hereby superseded by this Plan which shall be known as the Carr-Gottstein Foods Co. 1998 Severance Plan, effective as of August 5, 1998.

                                      ARTICLE 3

                                     DEFINITIONS

     3.1 "Committee" means the administrative committee consisting of one or more members, appointed by either the Board of Directors of the Company or its chief executive officer, to administer the Plan.

     3.2  "Effective Date" means the date the Acquisition is consummated.

     3.3 "Eligible Employee" means any Employee (other than hourly (non-salaried) employees) who is not a party to a written employment agreement with the Company that includes provision for severance benefits and who is either (a) notified by the Company on or before the Effective Date that his or her employment will be terminated other than for Cause or he or she will not be retained in a "comparable" position with the Company or its parent or subsidiaries, in each case effective on or after the Effective Date and on or before the first anniversary of the Effective Date, (b) terminated by the Company or its parent or subsidiaries other than for Cause on or after the Effective Date and on or before the first anniversary of the Effective Date or
(c) not retained in a "comparable" position with the Company or its parent or subsidiaries [during the period subsequent to the Effective Date and before the first anniversary

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of the Effective Date].  For purposes of this Plan, a position is comparable if it is reasonably equivalent in responsibility, compensation and at a geographic location within 50 miles of the geographic location of the Employee's position immediately prior to the Acquisition.

     3.4 "Employee" means any active or disabled, full-time or part-time, non-temporary, exempt or non-exempt (for purposes of the Fair Labor Standards
Act) employee of the Company.

     3.5 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     3.6 "Participant" means an Eligible Employee who is entitled, based on the provisions of Section 4.2 hereof, to the severance bonus payment.

     3.7 "Plan" means the Carr-Gottstein Foods Co. 1998 Severance Plan, as set forth in this instrument as it may be amended from time to time.

                                      ARTICLE 4

                        AMOUNT AND PAYMENT OF SEVERANCE BONUS

     4.1 SEVERANCE BONUS. A Participant who meets the departure conditions described in Section 4.2 shall receive after he or she timely returns the signed Release Form described in Section 4.2 a severance bonus as follows:

          (a) If the Participant is an officer, he or she shall receive a bonus equal to twice his or her annual base salary as of departure (or, if greater, the Participant's 1998 annual base salary);

          (b) If the Participant is a director, he or she shall receive a bonus equal to his or her annual base salary as of departure (or, if greater, the Participant's 1998 annual base salary) plus the target bonus payable in 1998.

          (c) If the Participant is a manager, he or shall receive a bonus equal to one half of his or her annual base salary as of departure (or, if greater, the Participant's 1998 annual base salary).

          (d) If the Participant is any other salaried employee, he or she shall receive a bonus equal to one week of his or her annual base salary (or, if greater, the Participant's 1998 annual base salary) per full year of service as of departure, but not less than ten weeks of such annual base salary.

The severance shall be paid in one lump sum cash payment. Notwithstanding, the foregoing in no event shall an Employee receive any bonus hereunder if he or she quits voluntarily without Good Reason (as defined herein), is terminated for any reason prior to the Effective Date and such termination is not the result of the Acquisition or is terminated for Cause (as defined herein). For purposes of this Plan, "Cause" shall mean:


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          (i)    fraud, misappropriation, embezzlement or other act of
     material misconduct against the Company;

          (ii)   conviction of a felony;

          (iii) willful and knowing violation of any rules or regulations of any governmental or regulatory body which results in a material adverse effect on the Company; or

          (iv) a material breach of the terms of the Employee's employment which has a material adverse effect on the Company, or a breach of Employee's duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of the Company's affiliates, which has not been approved by the Company.

For purposes of this Plan, "Good Reason" shall mean diminution of the Employee's duties, responsibilities or compensation or a transfer of the Employee to a geographic location that is more than 50 miles from the geographic location of the Employee's position immediately prior to the Acquisition; failure by the Company to comply with the provisions hereof; or conduct that would cause the Employee to commit fraudulent acts or otherwise expose the Employee to civil or criminal liability.

     4.2 DEPARTURE AND ENTITLEMENT PROCEDURE. As a condition to receiving the severance bonus, the Participant must deliver to the Director of Human Resources or his or her designee a signed Release Form within one week of the Eligible Employee's separation date. The Release Form is attached as Exhibit A and is incorporated herein by reference. Employees shall receive the Release Form upon the distribution of this Plan document and are advised to consult an attorney before completing and returning the Release Form. In addition, the Participant must return all Company property that the Participant may not rightfully keep.

     4.3 OFFSETS. All bonus payments under this Plan shall be subject to legal deductions and the Company reserves the right to offset the benefits payable under this Plan by any advanced monies the Participant owes the Company.

                                      ARTICLE 5

                                    ADMINISTRATION

     5.1  The Company shall be the administrator of the Plan for purposes of
Section 3(16) of ERISA and shall have responsibility for complying with any reporting and disclosure rules applicable to the Plan under ERISA. In all other respects, except as provided herein, the Plan shall be administered and operated by the Committee. The Committee is empowered to construe and interpret the provisions of the Plan and to decide all questions of eligibility for benefits under this Plan and shall make such determinations in its sole and absolute discretion. The Committee may at any time delegate to any other named person or body, or reassume therefrom, any of its fiduciary responsibilities or administrative duties with respect to this Plan.


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     5.2  The members of the Committee shall be the named fiduciaries with respect to this Plan for purposes of Section 402 of ERISA.

     5.3 The Committee may contract with one or more persons to render advice with regard to any responsibility it has under this Plan.

     5.4 Subject to the limitations of this Plan, the Committee shall from time to time establish such rules for the administration of this Plan as the Committee may deem desirable.

     5.5 The Company shall, to the extent permitted by law, by the purchase of insurance or otherwise, indemnify and hold harmless each member of the Committee and each other fiduciary with respect to this Plan for liabilities or expenses they and each of them incur in carrying out their respective duties under the Plan, other than for any liabilities or expenses arising out of such fiduciary's gross negligence or willful misconduct. A fiduciary shall not be responsible for any breach of responsibility of any other fiduciary except to the extent provided in Section 405 of ERISA.

     5.6 If any claim for benefits under this Plan is denied, in whole or in part, the claimant shall be so notified by the Committee within thirty (30) calendar days of the date such person's claim is delivered to the Committee (or such person designated in writing by the Committee). At the same time, the Committee shall notify the claimant of his or her right to a review by the Committee and shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such decision, specific references to pertinent Plan provisions on which the decision is based, a description of any additional material or information necessary for the claimant to perfect his or her request for review, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

     Any person or a duly authorized representative may appeal from such decision by submitting to the Committee within sixty (60) calendar days after receiving a notice of the Committee's decision a written statement:

          (a) Requesting a review of the claim for benefits by the Committee;

          (b) Setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

          (c) Setting forth any issues or comments which the claimant deems relevant to the claim. The Committee shall act upon such appeal within sixty (60) calendar days after the latter of receipt of the claimant's request for review by the Committee or receipt of all additional materials reasonably requested by the Committee from such claimant.

     The Committee shall make a full and fair review of an appeal and all written materials submitted by the claimant in connection therewith and may require the claimant to submit, within ten (10) calendar days of written notice by the Committee therefor, such additional facts, documents or other evidence as the Committee, in its sole discretion, deems necessary or


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advisable in making such a review.  On the basis of its review, the Committee shall make an independent determination of the claimant's eligibility for an allowance and the amount of such allowance, if any, under this Plan. The decision of the Committee on any appeal shall be final and conclusive upon all persons if supported by substantial evidence in the record.

     If the Committee denies a claim in whole or in part, the Committee shall give written notice of its decision to the claimant setting forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial and specific references to the pertinent Plan provisions on which the Committee's decision was based.

                                     ARTICLE 6

                                      GENERAL

     6.1 Payments to and benefits under this Plan are not assignable since they are primarily for the support and maintenance of the Participants.

     6.2 The benefits and costs of this Plan shall be paid by the Company out of its general assets.

     6.3 This Plan is intended to be an employee welfare benefit plan, as defined in Section 3(1), Subtitle A of Title 1 of ERISA. The Plan will be interpreted to effectuate this intent.

     6.4 The masculine pronoun shall include the feminine pronoun and the feminine pronoun shall include the masculine pronoun and the singular pronoun shall include the plural pronoun and the plural pronoun shall include the singular pronoun, unless the context clearly indicates otherwise.

     6.5 The Plan shall be construed according to the laws of the State of Alaska, except to the extent such laws are preempted by federal law.

     6.6 ERISA RIGHTS. An employee of the Company eligible to participate in the Plan has certain rights and protections under ERISA which entitle him or her to:

          (1) examine, without charge, at the Plan administrator's office, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

          (2) Obtain copies of all Plan documents and other Plan information upon written request to the Plan administrator. The Plan administrator may make a reasonable charge for copies.


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          (3)    Receive a summary of the Plan's annual financial report.  The
                 Plan administrator is required by law to furnish each Participant with a copy of this summary financial report.

     In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of Eligible Employees and beneficiaries.

     No one, including the Company, or any other person, may fire any person or otherwise discriminate against him or her in any way to prevent him or her from obtaining a benefit or exercising rights under ERISA.

     If a claim for a benefit is denied in whole or in part, the claimant must receive a written explanation of the reason for denial. A claimant has the right to have the claim reviewed as outlined above. Under ERISA, there are steps an employee can take to enforce the above rights. For instance, if an Employee requests materials from the Plan and does not receive them within thirty (30) days, he or she may file suit in a federal court. In such a case, the court may require the Plan administrator to provide the materials and pay up to $100 a day until he or she receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan administrator.

     If any Employee has a claim for benefits which is denied or ignored, in whole or in part, he or she may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if an Employee is discriminated against for asserting ERISA rights, he or she may seek assistance from the U.S. Department of Labor, or file suit in a federal court. The court will decide who should pay court costs and legal fees. If he or she is successful, the court may order the person sued to pay these costs and fees. If he or she loses, the court may order such person to pay these costs and fees. If such person loses, the court may order him or her to pay these costs and fees, for example, if it finds the claim is frivolous.

     If an Employee has any questions about the Plan, he or she should contact the Committee at the address shown below in Section 6.7. An Employee with any questions about this statement or about rights under ERISA should contact the nearest Area Office of the U.S. Labor-Management Service Administration, Department of Labor.

     6.7 The Plan sponsor, Plan administrator, and agent for the service of legal process is:

                 Plan Sponsor and Administrator:
                 Carr-Gottstein Foods Co.

                 Agent for Service of Process:
                 Carr-Gottstein Foods Co.

     The Company's Employer Identification Number is 92-0135158. The Plan Number is 503.


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                                      ARTICLE 7

                              AMENDMENT AND TERMINATION

     This Plan may not be amended or terminated for any reason at any time prior to June 30, 1999, except as may be required by law. Thereafter the Plan may be amended or terminated by the Company, except that no such amendment or termination shall diminish benefits otherwise available under this Plan to any Employee.

     IN WITNESS WHEREOF, this instrument, evidencing the terms of the Carr-Gottstein Foods Co. 1998 Severance Plan, is executed this 5th day of August, 1998.


                              CARR-GOTTSTEIN FOODS CO.


                              By:
                                 --------------------------------


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                                     EXHIBIT A

                            RELEASE AND WAIVER OF CLAIMS

     In consideration of the severance bonus to be provided to me under the Carr-Gottstein Foods Co. 1998 Severance Plan (the "Plan"), I

________________________________, the Employee (for Employee, Employee's agents,
     (Print or type name)
heirs, successors, assigns, executors and/or administrators) does hereby and forever release and discharge Carr-Gottstein Foods Co. and its affiliates, divisions and other related entities (collectively, the "Company"), as well as the successors, shareholders, officers, directors, heirs, predecessors, assigns, agents, employees, attorneys and representatives of each of them, past or present, from any and all causes of action, actions, judgments, liens, debts, contracts, indebtedness, damages, losses, claims, liabilities, rights, interests and demands of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity, which Employee has or may have against the Company and any other released person or entity by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof, including, without limitation, all claims attributable to the employment of Employee by the Company and any of its affiliates, all claims attributable to the termination of Employee's employment by the Company, and all claims arising under any federal, state or other governmental statute, regulation or ordinance or common law, such as, for example and without limitation, those laws prohibiting age, sex, race, national origin or any other forms of discrimination.

     Employee specifically acknowledges being advised to consult legal counsel before executing this Release and Waiver of Claims and that this Release and Waiver of Claims is being executed voluntarily and free of any coercion or undue influence on the part of any person.

     Employee acknowledges that this Release and Waiver of Claims becomes irrevocable upon execution and delivery hereof.



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Date                                    Signature


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